Exhibit 99.1
Financing for Wynn Al Marjan Island Completed
Significant Milestone Toward the Resort’s 2027 Opening

Las Vegas, Nevada, USA (February 6, 2025) -- Wynn Resorts, Limited (WYNN) today announced that Wynn Al Marjan Island has obtained a $2.4 billion construction facility with a global syndicate of lenders to finance the development of Wynn Al Marjan Island, the first integrated resort in the United Arab Emirates. Wynn Al Marjan Island is located 50 minutes from Dubai International Airport in the emirate of Ras Al Khaimah.

The secured term loan facility, made available to Wynn Al Marjan Island FZ-LLC which is a subsidiary of the 40%-owned joint venture, is denominated in a combination of AED and USD currencies, reflecting the bulk of the expected development expenditures to be incurred in AED. The term of the loan is seven years at a competitive market interest rate and is structured as a delayed draw facility which provides significant financial flexibility to the joint venture partners.

This landmark transaction represents the largest hospitality financing transaction in the history of the United Arab Emirates.

The bank syndicate includes a mix of globally recognized regional and international lenders. Abu Dhabi Commercial Bank PJSC and Deutsche Bank AG acted as Joint Coordinators of the financing. The joint coordinators as well as First Abu Dhabi Bank PJSC, Emirates NBD Capital Limited, and The National Bank of Ras Al Khaimah acted as Initial Mandated Lead Arrangers, Bookrunners and Underwriters, and Sumitomo Mitsui Banking Corporation DIFC Branch, Dubai acted as Lead Arranger. First Abu Dhabi Bank PJSC is acting as Agent and Security Agent for the lenders.

Project construction is proceeding well with 64% of the structural concrete completed up to the 34th floor of the main resort tower and elevator cores extending to the 36th floor. The construction team is completing one floor per week, working toward a topping off in December of this year. In the last 100 days, the resort tower has grown approximately 140 feet.

The resort will offer 1,542 rooms and well-appointed suites. To date, 1,226 guest rooms in the tower structure have been completed, or 80% of the total. The exterior façade window glazing is progressing with 2,840 of 13,734 panels completed, which is more than 20% of the total. Fit out is underway in approximately 1,121 rooms – including walls, floors, and ceilings, as well as all mechanical, electrical, and plumbing services.

In the low-rise portion of the building, the concrete and steel structures are a combined 70% complete. Exterior facades and interior fit out have commenced. Elevator and escalator installation across the property is also progressing.

Overlooking its own beautiful white sand beach with views of the Arabian Gulf and the distant Hajar Mountains, Wynn Resorts is developing the resort in partnership with Marjan and RAK Hospitality Holding. Wynn Design and Development is overseeing all facets of the project’s design and construction.

Wynn Al Marjan Island will have twenty-two restaurants, lounges and bars, as well as a nightclub and beach club. Guests will enjoy a luxury shopping promenade and a signature Wynn spa and salon. There will be an extensive 39,000 square foot poolscape adjacent to the beach. The 145,000 square-foot meetings and events center will include outdoor event terraces and lawns. The theater and a new resident show are also being created specifically for Marjan Island.

ABOUT WYNN RESORTS

Wynn Resorts, Limited is traded on the Nasdaq Global Select Market under the ticker symbol WYNN and is part of the S&P 500 Index. Wynn Resorts owns and operates Wynn Las Vegas (wynnlasvegas.com), Wynn Macau (wynnmacau.com), Wynn Palace, Cotai (wynnpalace.com), and operates Encore Boston Harbor (encorebostonharbor.com). The Company is constructing an Integrated Resort in Ras Al Khaimah, United Arab Emirates, set to open in 2027.

Wynn and Encore Las Vegas consist of two luxury hotel towers with a total of 4,748 spacious hotel rooms, suites, and villas. The resort features approximately 194,000 square feet of casino space, 20 signature dining experiences, 14 bars, two award-winning spas, approximately 513,000 rentable square feet of meeting and convention space, approximately 177,000 square feet of retail space as well as two showrooms, two nightclubs, a beach club, and recreation and leisure facilities, including Wynn Golf Club, an 18-hole championship golf course.

Encore Boston Harbor is a luxury resort destination featuring a 210,000 square foot casino, 671 hotel rooms, an ultra-premium spa, specialty retail, 14 dining and lounge venues, a nightclub and approximately 71,000 square feet of state-of-the-art ballroom and meeting spaces. Situated on the waterfront along the Mystic River in Everett, Massachusetts, the resort has created a six-acre public park and Harborwalk along the shoreline. It is the largest private, single-phase development in the history of the Commonwealth of Massachusetts.

Wynn Macau is a luxury hotel and casino resort located in the Macau Special Administrative Region of the People's Republic of China with two luxury hotel towers with a total of 1,010 spacious rooms and suites, approximately 294,000 square feet of casino space, 14 food and beverage outlets, approximately 31,000 square feet of meeting and convention space, approximately 64,300 square feet of retail space, and recreation and leisure facilities including two opulent spas, a salon and a rotunda show.

Wynn Palace is a luxury integrated resort in Macau. Designed as a floral-themed destination, it boasts 1,706 exquisite rooms, suites and villas, approximately 468,000 square feet of casino space, 14 food and beverage outlets, approximately 37,000 square feet of meeting and convention space, approximately 107,000 square feet of designer retail, SkyCabs that traverse an eight-acre Performance Lake, an extensive collection of rare art, a lush spa, salon and recreation and leisure facilities.

Wynn Al Marjan Island will be the first integrated resort in the United Arab Emirates. Set to open in 2027, the resort will be located 50 minutes from Dubai International Airport in the emirate of Ras Al Khaimah. Wynn Resorts is developing the project in partnership with Marjan and RAK Hospitality
Holding, creating a new category of luxury in the region. The resort will offer 1,542 rooms and well-appointed suites, as well as 22 restaurants, lounges, and bars, a theater, a nightclub, and a beach club adjacent to the Arabian Gulf. In addition, Wynn Al Marjan Island will feature multiple swimming and wading pools, water features, private cabanas, and tropical landscaping, a five-star spa, and a salon. The resort will also include a 15,000-square-meter shopping promenade filled with the world’s top luxury boutiques, and a 7,500-square-meter meetings and events center.

Forward-Looking Statements

This release contains forward-looking statements regarding future events and results, including statements regarding expected expenditures for the development of the Wynn Al Marjan Island project and expected timing of the project. Such forward-looking statements are subject to a number of risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements. Factors that may cause actual results to differ materially from Wynn Resorts’ current expectations include, but are not limited to: development and construction risks; risks associated with disruptions of the supply chains through construction materials and furniture, fixtures and equipment are obtained; project delays caused by, among other things, extreme weather patterns, natural disasters, or difficulties in obtaining permits and authorizations from regulatory authorities; demands imposed on managerial, operational and other resources; macroeconomic conditions; and international relations and other geopolitical risks. Additional factors that could cause results to differ materially from those described in this release are included in Wynn Resorts’ Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented by Wynn Resorts’ other periodic reports filed with the Securities and Exchange Commission from time to time. Wynn Resorts is under no obligation to (and expressly disclaim any such obligation to) update its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Media Contact
Michael Weaver, Chief Communications and Brand Officer, Wynn Resorts
Michael.weaver@wynnresorts.com, +702-770-7501

Investor Relations
Lauren Seiler, VP Investor Relations, Wynn Resorts
lauren.seiler@wynnresorts.com, +702-770-7555

In Dubai, UAE
The Romans, Wynn Al Marjan Island PR Partner
WynnAlMarjanPR@wearetheromans.com